UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 21, 2005
                              (January 19, 2005)

                                  GenTek Inc.
               -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

    Delaware                       001-14789                    02-0505547
---------------           ------------------------         --------------------
(State or other            (Commission File Number)            (IRS Employer
jurisdiction of                                             Identification No.)
incorporation)

              90 East Halsey Road, Parsippany, NJ                  07054
            ----------------------------------------            ----------
            (Address of Principal Executive Offices)            (Zip Code)

Registrant's telephone number, including area code   (973) 515-3221
                                                     ---------------

                                 Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05         COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

         On January 19, 2005, GenTek Inc. (the "Company") determined that it will be required to record a restructuring charge of approximately $2 million, due to the decision of its wholly-owned subsidiary, Printing Developments, Inc. ("PDI") to exit the printing plate business and cease operations during the first half of 2005. PDI, based in Racine, Wisconsin, had 2004 net revenue of approximately $13 million and employs approximately 60 people. PDI's business has become unprofitable as it has experienced severe competitive pressures over the last several years and has been hurt by a continued shift in technology in the printing plate market.

         The restructuring charges include severance of approximately $1 million and other closure costs totaling approximately $1 million, all of which are expected to be paid in 2005. The closure activities are expected to be completed by July, 2005.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GENTEK INC.

                                        --------------------------------
                                        (Registrant)


Date:  January 21, 2005            By:         /s/ Matthew M. Walsh
                                        --------------------------------
                                        Name:  Matthew M. Walsh
                                        Title: Vice President and Chief
                                               Financial  Officer